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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 9, 2007, relating to the financial statements and financial statement schedules of Allstate Life Insurance Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2006.

 FORM S-3 REGISTRATION STATEMENT NOS.   FORM N-4 REGISTRATION STATEMENT NOS.
 ------------------------------------   ------------------------------------
              333-100068                             333-102934
              333-102319                             333-114560
              333-102325                             333-114561
              333-104789                             333-114562
              333-105331                             333-121691
              333-112233                             333-121693
              333-112249
              333-117685
              333-119296
              333-119706
              333-121739
              333-121741
              333-121742
              333-121745
              333-121811
              333-121812
              333-123847
              333-125937
              333-129157
              333-132999
              333-137625


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 9, 2007